Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 25, 2015, with respect to the financial statements and supplemental schedule included in the Annual Report of the Hanesbrands Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hanesbrands Inc. on Form S-8 (File No. 333-137143, effective September 6, 2006).

/s/ Grant Thornton LLP Charlotte, North Carolina
June 25, 2015